UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 5, 2006

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

Two North Riverside Plaza
Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 5, 2006, Equity Residential, through certain direct and indirect subsidiaries (each such subsidiary, collectively with ERP Operating Limited Partnership, the “Seller”), completed the previously announced sale of its Lexford housing division to affiliates of Empire Group Holdings LLC, a privately held company based in Montvale, New Jersey (collectively, the “Buyer”) for a total cash purchase price of $1,086,000,000.  The transaction involved the sale by Seller to Buyer of 289 properties, all built between 1976 and 1989, with 27,115 apartment units located in 10 states, together with the assets of the Lexford property management company with approximately 800 employees headquartered in Columbus, Ohio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: October 5, 2006		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary

EQUITY RESIDENTIAL

Date: October 5, 2006		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President, General Counsel and Secretary